Exhibit 5.37

November 22, 2011

Burlington Coat Factory of Vermont, LLC

c/o Burlington Coat Factory Warehouse Corporation

1830 Route 130 North

Burlington, NJ 08016

Re: Exchange Offer Pursuant to Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special Vermont counsel to Burlington Coat Factory of Vermont, LLC, a Vermont limited liability company (the “Vermont Guarantor”). This opinion letter is being delivered in connection with the proposed registration by Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Issuer”), of $450,000,000 in aggregate principal amount of the Issuer’s 10% Senior Notes due 2019 (the “Exchange Notes”), to be guaranteed (the “Guarantees”) by the Vermont Guarantor and each of the guarantors listed on Schedule A hereto (together with the Vermont Guarantor, the “Guarantors” and each a “Guarantor” and together with the Issuer, the “Registrants”), pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 15, 2011. Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.” The Exchange Notes are to be issued by the Issuer, and the Guarantees are to be issued by the Guarantors, pursuant to the Indenture dated as of February 24, 2011 (the “Indenture”) by and among the Issuer, the Guarantors and Wilmington Trust FSB, as trustee. The Exchange Notes are to be issued in exchange for and in replacement of the Issuer’s 10% Senior Notes due 2019, issued on February 24, 2011 (the “Old Notes”), of which $450,000,000 in aggregate principal amount is outstanding and is subject to the exchange offer pursuant to the Registration Statement. The obligations of the Issuer under the Exchange Notes will be guaranteed by the Vermont Guarantor, along with the other Guarantors, pursuant to guarantee provisions in the Indenture. This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

We have not been involved in the preparation of the Registration Statement, nor were we involved in the negotiation, preparation or execution of the Indenture or Guarantees contained therein, or any of the related agreements executed or delivered in connection with the Original Notes or the Exchange Notes. We have been retained solely for the purpose of rendering a single opinion pursuant to Vermont law with respect to the Vermont Guarantor and have not represented the Vermont Guarantor in any other instance.

Burlington Coat Factory of Vermont, LLC	November 22, 2011

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)	the Registration Statement;

(b)	the prospectus contained in the Registration Statement (the “Prospectus”);

(c)	the Indenture;

(d)	a certificate from the Secretary of the Vermont Guarantor, dated as of the date hereof (the “Secretary’s Certificate”), certifying as to: (A) true and correct copies of the articles of organization and limited liability company agreement of the Vermont Guarantor (the “Organizational Documents”) and the resolutions of the sole member of the Vermont Guarantor, dated November 2, 2010, and (B) the execution and delivery of the Indenture by persons acting as officers of the Vermont Guarantor who, at the respective times of such execution and delivery, were duly elected or appointed, qualified and acting officers of the Vermont Guarantor; and

(e)	a certificate dated February 10, 2011 issued by the Vermont Secretary of State, attesting to the limited liability company status of the Vermont Guarantor in the State of Vermont (the “Good Standing Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and the Vermont Guarantor and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Issuer, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuer, the Guarantors and others and of public officials. To the extent that we have reviewed and relied upon (a) certificates of the Vermont Guarantor or authorized representatives thereof, including the Secretary’s Certificate, (b) the representations set forth in the Indenture, and (c) certificates and assurances from public officials, including the Good Standing Certificate, we have assumed, without independent investigation, that all of such certificates, representations and assurances are accurate and complete as of the date therein stated and have relied upon the certifications made therein without independent investigation.

Our opinions herein are limited to the Vermont Limited Liability Company Act (the “VLLCA”), which shall include the statutory provisions contained therein and the reported judicial decisions interpreting the VLLCA. We express no opinion herein as to any other laws, statutes, ordinances, cases, orders, decisions, rules, regulations or government authority.

Burlington Coat Factory of Vermont, LLC	November 22, 2011

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the Guarantees by the Vermont Guarantor have been duly authorized by all necessary limited liability company action on the part of the Vermont Guarantor under the VLLCA.

The opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance, moratorium, preference and other similar laws affecting creditors’ rights generally, by the exercise of judicial discretion, by general principles of equity (regardless of whether enforcement is sought in equity or at law), and by public policy considerations that may limit the rights of parties to obtain certain remedies.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent changes of fact or law affect adversely our ability to render at such time an opinion containing the same legal conclusions set forth herein and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. Subject to all qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Kirkland & Ellis LLP, legal counsel to the Company and the Guarantors, may rely upon this opinion with respect to matters set forth herein that are governed by Vermont law for purposes of its opinion being delivered and filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Gravel and Shea

Schedule A

Guarantors	Jurisdiction of Organization
Burlington Coat Factory of Alabama, LLC	Alabama
Burlington Coat Factory Realty of Huntsville, LLC	Alabama
Burlington Coat Factory Warehouse of Anchorage, Inc.	Alaska
Burlington Coat Factory Realty of Mesa, Inc.	Arizona
Burlington Coat Factory Realty of Desert Sky, Inc.	Arizona
Burlington Coat Factory of Arizona, LLC	Arizona
Burlington Coat Factory of Arkansas, LLC	Arkansas
Burlington Coat Factory Realty of Dublin, Inc.	California
Burlington Coat Factory Realty of Florin, Inc.	California
Burlington Coat Factory Realty of Ventura, Inc.	California
Baby Depot of California, LLC	California
Burlington Coat Factory of California, LLC	California
Burlington Coat Factory of San Bernardino, LLC	California
MJM Designer Shoes of California, LLC	California
Burlington Coat Factory of Colorado, LLC	Colorado
Burlington Coat Realty of East Windsor, Inc.	Connecticut
Burlington Coat Factory of Connecticut, LLC	Connecticut
Cohoes Fashions of Connecticut, LLC	Connecticut
Burlington Coat Factory of Texas, Inc.	Delaware
C.F.I.C. Corporation	Delaware
Burlington Coat Factory Realty Corp.	Delaware
Burlington Coat Factory of Delaware, LLC	Delaware
MJM Designer Shoes of Delaware, LLC	Delaware
Burlington Coat Factory Investments Holdings, Inc.	Delaware
Burlington Coat Factory of Texas, L.P.	Delaware
Burlington Coat Factory Realty of University Square, Inc.	Florida
Burlington Coat Factory Realty of Coral Springs, Inc.	Florida
Burlington Coat Factory Realty of West Colonial, Inc.	Florida
Burlington Coat Factory Realty of Orlando, Inc.	Florida
Burlington Coat Factory Realty of Sarasota, Inc.	Florida
K&T Acquisition Corp.	Florida
Burlington Coat Factory of Florida, LLC	Florida
MJM Designer Shoes of Florida, LLC	Florida
Bee Ridge Plaza, LLC	Florida
Burlington Coat Factory Warehouse of Atlanta, Inc.	Georgia
Burlington Coat Factory Realty of Morrow, Inc.	Georgia
Burlington Coat Factory of Georgia, LLC	Georgia
Burlington Coat Factory of Hawaii, LLC	Hawaii
Burlington Coat Factory of Idaho, LLC	Idaho
Burlington Coat Factory Warehouse of East St. Louis, Inc.	Illinois
Burlington Coat Realty of Gurnee, Inc.	Illinois
Burlington Coat Factory Realty of Bloomingdale, Inc.	Illinois
Burlington Coat Factory Realty of River Oaks, Inc.	Illinois
Burlington Coat Factory of Illinois, LLC	Illinois

Guarantors	Jurisdiction of Organization
Burlington Coat Factory Realty of Greenwood, Inc.	Indiana
Burlington Coat Factory of Indiana, LLC	Indiana
Burlington Coat Factory of Iowa, LLC	Iowa
Burlington Coat Factory of Kansas, LLC	Kansas
Burlington Coat Factory of Kentucky, Inc.	Kentucky
Burlington Coat Factory of Louisiana, LLC	Louisiana
Burlington Coat Factory of Maine, LLC	Maine
Burlington Coat Factory of Maryland, LLC	Maryland
Burlington Coat Factory Realty of North Attleboro, Inc.	Massachusetts
Burlington Coat Factory of Massachusetts, LLC	Massachusetts
Cohoes Fashions of Massachusetts, LLC	Massachusetts
Burlington Coat Factory Warehouse of Detroit, Inc.	Michigan
Burlington Coat Factory Warehouse of Grand Rapids, Inc.	Michigan
Burlington Coat Factory Warehouse of Redford, Inc.	Michigan
Burlington Coat Factory of Michigan, LLC	Michigan
Burlington Coat Factory of Minnesota, LLC	Minnesota
Burlington Coat Factory of Mississippi, LLC	Mississippi
Burlington Coat Factory Realty of Des Peres, Inc.	Missouri
Burlington Coat Factory of Missouri, LLC	Missouri
Burlington Coat Factory of Montana, LLC	Montana
Burlington Coat Factory of Nebraska, LLC	Nebraska
Burlington Coat Realty of Las Vegas, Inc.	Nevada
Burlington Coat Factory of Nevada, LLC	Nevada
Burlington Coat Factory of New Hampshire, LLC	New Hampshire
Burlington Coat Factory Direct Corporation	New Jersey
Burlington Coat Factory Warehouse of Edgewater Park, Inc.	New Jersey
Burlington Coat Factory Warehouse of New Jersey, Inc.	New Jersey
MJM Designer Shoes of Moorestown, Inc.	New Jersey
Super Baby Depot of Moorestown, Inc.	New Jersey
Burlington Coat Factory Realty of Edgewater Park, Inc.	New Jersey
Burlington Coat Factory Realty of Paramus, Inc.	New Jersey
Burlington Coat Factory Realty of Pinebrook, Inc.	New Jersey
Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.	New Jersey
Burlington Coat Factory of New Jersey, LLC	New Jersey
Cohoes Fashions of New Jersey, LLC	New Jersey
MJM Designer Shoes of New Jersey, LLC	New Jersey
Burlington Coat Factory of New Mexico, LLC	New Mexico
LC Acquisition Corp.	New York
Georgetown Fashions Inc.	New York
Monroe G. Milstein, Inc.	New York
Burlington Coat Factory Realty of Yonkers, Inc.	New York
Burlington Coat Factory of New York, LLC	New York
Cohoes Fashions of New York, LLC	New York
MJM Designer Shoes of New York, LLC	New York
Burlington Coat Factory of North Carolina, LLC	North Carolina
Burlington Coat Factory of North Dakota, LLC	North Dakota
Burlington Coat Factory Warehouse of Cleveland, Inc.	Ohio

Guarantors	Jurisdiction of Organization
Burlington Coat Factory of Ohio, LLC	Ohio
Burlington Coat Factory Realty of Tulsa, Inc.	Oklahoma
Burlington Coat Factory of Oklahoma, LLC	Oklahoma
Burlington Coat Factory of Oregon, LLC	Oregon
Burlington Coat Factory Warehouse Inc.	Pennsylvania
Burlington Coat Factory Warehouse of Cheltenham, Inc.	Pennsylvania
Burlington Coat Factory Warehouse of Langhorne, Inc.	Pennsylvania
Burlington Coat Factory Warehouse of Montgomeryville, Inc.	Pennsylvania
Burlington Coat Factory Realty of West Mifflin, Inc.	Pennsylvania
Burlington Coat Factory Realty of Langhorne, Inc.	Pennsylvania
Burlington Coat Factory Realty of Whitehall, Inc.	Pennsylvania
Burlington Factory Warehouse of Reading, Inc.	Pennsylvania
Burlington Coat Factory Warehouse of Bristol, LLC	Pennsylvania
Burlington Coat Factory of Pennsylvania, LLC	Pennsylvania
MJM Designer Shoes of Pennsylvania, LLC	Pennsylvania
Burlington Coat Factory of Puerto Rico, LLC	Puerto Rico
Cohoes Fashions of Cranston, Inc.	Rhode Island
Burlington Coat Factory of Rhode Island, LLC	Rhode Island
Burlington Coat Factory Warehouse of Charleston, Inc.	South Carolina
Burlington Coat Factory of South Carolina, LLC	South Carolina
Burlington Coat Factory of South Dakota, LLC	South Dakota
Burlington Coat Factory Warehouse of Hickory Commons, Inc.	Tennessee
Burlington Coat Factory Warehouse of Memphis, Inc.	Tennessee
Burlington Coat Factory Warehouse of Shelby, Inc.	Tennessee
Burlington Coat Factory Realty of Memphis, Inc.	Tennessee
Burlington Coat Realty of Plano, Inc.	Texas
Burlington Coat Factory Warehouse of Baytown, Inc.	Texas
MJM Designer Shoes of Texas, Inc.	Texas
Burlington Coat Realty of Houston, Inc.	Texas
Burlington Coat Factory Realty of Westmoreland, Inc.	Texas
Burlington Coat Factory Realty of Bellaire, Inc.	Texas
Burlington Coat Factory Realty of El Paso, Inc.	Texas
Burlington Coat Factory of Utah, LLC	Utah
BCF Cards, Inc.	Virginia
Burlington Coat Factory Warehouse of Coliseum, Inc.	Virginia
Burlington Coat Realty of Potomac, Inc.	Virginia
Burlington Coat Factory Realty of Fairfax, Inc.	Virginia
Burlington Coat Factory Realty of Coliseum, Inc.	Virginia
Burlington Coat Factory of Virginia, LLC	Virginia
Burlington Coat Factory of Pocono Crossing, LLC	Virginia
Burlington Coat Factory Realty of Franklin, Inc.	Washington
Burlington Coat Factory of Washington, LLC	Washington
Burlington Coat Factory of West Virginia, LLC	West Virginia
Burlington Coat Factory of Wisconsin, LLC	Wisconsin